UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2005

Marriott International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10400 Fernwood Road, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-380-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

On May 5, 2005, the Compensation Policy Committee of the Board of Directors of Marriott International, Inc. (the "Company") (1) approved a deferred compensation grant of $1,416,353 for J.W. Marriott, Jr. (Chairman and Chief Executive Officer of the Company) under the Company's Executive Deferred Compensation Plan, and (2) determined that the Company would permanently suspend and terminate the Company’s payment of premiums on certain life insurance policies on the joint lives of Mr. Marriott and his wife that are held by a trust established for the benefit of the Marriott family.

Background

In March 1996, Mr. Marriott waived his right to receive post-retirement distributions of cash and common stock of the Company's predecessor, the old Marriott International, Inc. ("Old Marriott"). The Compensation Policy Committee of Old Marriott at that time approved a transaction pursuant to which Old Marriott planned to make 10 annual premium payments on life insurance policies owned by the trust. Old Marriott was entitled to a return of the amount of the 10 annual premium payments, plus interest beginning on the eleventh anniversary date of the program, out of the proceeds from the policies. The carrying costs during the 10-year premium payment term were intended to equal the expected after-tax cost to Old Marriott of the distributions of cash and common stock that Mr. Marriott waived. The Company assumed this arrangement when it was spun off from Old Marriott in 1998.

In July 2002, the Company suspended payment of premiums on the life insurance policies pending regulatory guidance on whether this type of compensation arrangement would be considered a prohibited loan under Section 402 of the newly-enacted Sarbanes-Oxley Act. With no such guidance after nearly three years, the Committee on May 5, 2005, determined that it would make the premium payment suspension permanent. In connection with the permanent suspension of the premium payments, the Committee determined it appropriate to grant Mr. Marriott deferred compensation under the Company's Executive Deferred Compensation Plan in an amount equal to the net present value of the carrying costs of the premium payments that it decided not to make, so as to be cost neutral to the Company and to Mr. Marriott.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

May 10, 2005	By:	/s/ Carl T. Berquist

Name: Carl T. Berquist
Title: Executive Vice President, Financial Information and Enterprise Risk Management